EXHIBIT 4.1

INSTRUMENT OF RESIGNATION, APPOINTMENT,
AND ACCEPTANCE

     This INSTRUMENT OF RESIGNATION, APPOINTMENT, AND ACCEPTANCE dated as of November 10, 2003 (this “Instrument”) among Onyx Acceptance Financial Corporation, a Delaware corporation, as Depositor (the “Depositor”), MBIA Insurance Corporation, a New York stock insurance company, as Insurer (the “Insurer”), Onyx Acceptance Corporation, a Delaware corporation, as Administrator (the “Administrator”), The Bank of New York (Delaware), a Delaware banking corporation (the “Retiring Trustee”), and Chase Manhattan Bank USA, National Association, a national banking association (the “Successor Trustee”).

WITNESSETH:

     WHEREAS, the Depositor, Citibank, N.A., a national banking association, as Trust Agent, and the Retiring Trustee entered into a Trust Agreement dated as of May 1, 2003 (the “Trust Agreement”), relating to the formation of Onyx Acceptance Owner Trust 2003-B (the “Trust”);

     WHEREAS, Section 10.02 of the Trust Agreement provides that the Retiring Trustee may resign as Owner Trustee by giving written notice of resignation to the Administrator and the Insurer;

     WHEREAS, the Retiring Trustee, pursuant to the provisions of Section 10.02 of the Trust Agreement, hereby notifies the Administrator and the Insurer of its intention to resign as Trustee effective as of the open of business on November 11, 2003 (the “Effective Date”), which resignation shall create a vacancy in the office of the Owner Trustee;

     WHEREAS, the Administrator desires to appoint the Successor Trustee to succeed the Retiring Trustee as Owner Trustee under the Trust Agreement, effective as of the open of business on the Effective Date;

     WHEREAS, the Successor Trustee is qualified to act as successor trustee under the Trust Agreement, and is willing to accept appointment as Owner Trustee under the Trust Agreement;

     WHEREAS, the Insurer approves of the appointment of the Successor Trustee as Owner Trustee, and

     NOW, THEREFORE, pursuant to the provisions of the Trust Agreement, and in consideration of the covenants herein contained, it is agreed among the Administrator, the Insurer, the Retiring Trustee, the Depositor, and the Successor Trustee as follows:

     1. Terms capitalized and not otherwise defined have the meanings assigned them in the Trust Agreement.

     2. Pursuant to 10.02 of the Trust Agreement, the Retiring Trustee hereby resigns as Owner Trustee under the Trust Agreement. The Administrator hereby accepts such resignation. The Administrator hereby appoints the Successor Trustee as Owner Trustee under the Trust Agreement, subject to all the trusts, conditions and provisions of the Trust Agreement, to fill the vacancy created by the resignation of the Retiring Trustee, such resignation and appointment to be effective as of the open of business on the Effective Date. The Insurer hereby approves the appointment of the Successor Trustee as Owner Trustee under the Trust Agreement, and the Insurer and the Depositor acknowledge receipt of written confirmation from each Rating Agency that the appointment of the Successor Trustee as Owner Trustee under the Trust Agreement will not result in an increased capital charge to the Insurer by either Rating Agency.

     3. The Successor Trustee represents that it is qualified and eligible to act as Owner Trustee under the Trust Agreement.

     4. The Retiring Trustee hereby conveys, assigns and transfers to the Successor Trustee, and to its successors and assigns, upon the trusts expressed in the Trust Agreement, all the rights, powers, trusts, duties and obligations of the Retiring Trustee as Owner Trustee under and pursuant to the Trust Agreement and all property and money held by the Retiring Trustee as Owner Trustee under the Trust Agreement.

     5. The Retiring Trustee hereby represents that, at the time the Retiring Trustee’s resignation becomes effective, it will hold no monies or other property as Owner Trustee.

     6. The Retiring Trustee hereby represents that the monies and property being transferred to the Successor Trustee do not include any monies or property that were required to be paid to any state under an abandoned property law.

     7. The Successor Trustee hereby accepts appointment as Owner Trustee subject to all the trusts, conditions and provisions of the Trust Agreement, and accepts, upon the trusts expressed in the Trust Agreement, all the rights, powers, trusts, duties and obligations of the Retiring Trustee as Owner Trustee under and pursuant to the Trust Agreement and agrees to be bound by all the terms of the Trust Agreement, such acceptance and agreement to be effective as of the open of business on the Effective Date.

     8. At the request of the Successor Trustee, the Depositor, the Insurer, and the Administrator, the Retiring Trustee, for the purpose of more fully and certainly vesting in and confirming to Chase Manhattan Bank USA, National Association, as Owner Trustee under the Trust Agreement the rights and powers which the Retiring Trustee now holds under and by virtue of the Trust Agreement, hereby joins in the execution hereof and agrees, upon reasonable request of the Successor Trustee, to execute, acknowledge and deliver such further instruments of conveyance and further assurance and to do such other things as may reasonably be required for more fully and certainly vesting in and confirming to Chase Manhattan Bank USA, National Association, such rights and powers.

     9. On the Effective Date, the Successor Trustee shall execute and file an Amendment to the Certificate of Trust in the form attached hereto as Exhibit A with the Office of the Secretary of State of Delaware pursuant to 12 Del.C. § 3810(b).

     10. It is understood and agreed that:

     (a) this Instrument does not constitute a waiver or assignment by the Retiring Trustee of any compensation, reimbursement, expenses or indemnity to which it is or may be entitled pursuant to the Trust Agreement.

     (b) this Instrument does not constitute an assumption by the Successor Trustee of any liability of the Retiring Trustee arising out of a breach by the Retiring Trustee prior to the resignation of its duties under the Trust Agreement.

     11. The Administrator, the Depositor, and Insurer, for the purpose of more fully and certainly vesting in and confirming to the Successor Trustee as successor Owner Trustee under the Trust Agreement, said properties, rights, powers, duties, trusts and obligations, at the request of the Successor Trustee, hereby joins in the execution hereof.

     12. This Instrument shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

     13. This Instrument may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     14. No amendment shall be made to this Instrument without the written consent of all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Instrument to be duly executed as of the day and year first above written.

ONYX ACCEPTANCE FINANCIAL CORPORATION, as Depositor

By

Name:

Title:

THE BANK OF NEW YORK (DELAWARE), as Retiring Trustee

By

Name:

Title:

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Successor Trustee

By

Name:

Title:

MBIA INSURANCE CORPORATION, as Insurer

By

Name:

Title:

ONYX ACCEPTANCE CORPORATION, as Administrator

By

Name:

Title:

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
ONYX ACCEPTANCE OWNER TRUST 2003-B

     THIS Certificate of Amendment of Onyx Acceptance Owner Trust 2003-B (the “Trust”), dated November    , 2003, is being duly executed and filed by the undersigned trustee to amend a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.).

     1. Name. The name of the statutory trust amended hereby is Onyx Acceptance Owner Trust 2003-B.

     2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Delaware Trustee to:

Chase Manhattan Bank USA, National Association
c/o JP Morgan Chase
Attention: Institutional Trust Services
500 Stanton Christiana Road, OPS4 / 3rd Floor
Newark, Delaware 19713

     3. Effective Date. This Certificate of Amendment shall be effective as of filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment as of the date and year first above written.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee

By:

Name:
Title: